Exhibit 3.4

Electronic Articles of Incorporation

For

AMOUR FIBER CORE INC.

The undersigned incorporator, for the purpose of forming a Florida, profit corporation hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:	AMOUR FIBER CORE MC.

Article II

The principal place of business address:	9401 OAK STREET
RIVERVIEW, FL. 33569

The mailing address of the corporation is:	9401 OAK STREET
RIVERVIEW, FL. 33569

Article III

The purpose for which this corporation is organized is: ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is: 10,000,000

Article V

The name and Florida street address of the registered agent is:

KENNETH W. MCCLEAVE

9401 OAK STREET

RIVERVIEW, FL. 33569

I Certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: KENNETH MCCLEAVE

Article VI

The name and address of the incorporator is:

MARILYN MCCLEAVE

9401 OAK STREET

RIVERVIEW FLORIDA 33569

Incorporator Signature: MARILYN MCCLEAVE

Article VII

The initial officer(s) and / or director(s) of the corporation is/are:

Title: P

MCCLEAVE W KENNETH

9401 OAK STREET

RIVERVEW, FL. 33569

Title: V

MARILYN A MCCLEAVE

9401 OAK STREET

RIVERVIEW, FL. 33569